Expedia Group Reports Fourth Quarter and Full Year 2025 Results

Exceeded fourth quarter guidance with double-digit gross bookings and revenue growth y/y
Room nights up 9% y/y, driven by sustained strength internationally and in the U.S.
Expanded Adjusted EBITDA margins y/y
SEATTLE, WA – February 12, 2026 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the fourth quarter and full year ended December 31, 2025.

Key Highlights (All comparisons year-over-year)
•Booked room nights grew 9% in the fourth quarter.
•Total gross bookings and revenue both grew 11% in the fourth quarter and 8% for the full year, driven by strong execution and sustained market momentum.
•B2C and B2B gross bookings grew 5% and 24%, respectively, in the fourth quarter.
•Lodging gross bookings grew 13% in the fourth quarter.
•Fourth quarter GAAP net income decreased 31% while Adjusted net income grew 52%. Adjusted EBITDA increased 32% with EBITDA margin of 23.9% expanding 368 basis points in the fourth quarter.
•Strong cash position, ending the year with $5.7 billion of unrestricted cash and short-term investments.
•Repurchased approximately 9 million shares for $1.7 billion in 2025.
•Paid quarterly dividend of $0.40 per share on December 11, 2025. We are raising our dividend by 20% and declared a quarterly dividend of $0.48 per share on February 12, 2025.

“We delivered a strong finish to a great year and expect our positive momentum to continue in 2026,” said Ariane Gorin, CEO of Expedia Group. "Our fourth quarter results exceeded both top and bottom-line expectations, reflecting disciplined execution of our strategic priorities in a healthy demand environment with double-digit growth in bookings and revenue. We are confident in our ability to maximize the power of our brands to deliver increased value to travelers, partners and shareholders."
Financial Summary & Operating Metrics
(In millions, except per share amounts)

Metric	Q4 2025	Q4 2024	Δ Y/Y	2025	2024	Δ Y/Y
Booked room night	94.0	86.4	9%	415.4	383.9	8%
Gross bookings	$27,003	$24,422	11%	$119,590	$110,921	8%
Revenue	$3,547	$3,184	11%	$14,733	$13,691	8%
Operating income	$420	$216	94%	$1,871	$1,319	42%
Net income attributable to Expedia Group, Inc.	$205	$299	(31)%	$1,294	$1,234	5%
Diluted earnings per share	$1.60	$2.20	(27)%	$9.81	$8.95	10%
Adjusted EBITDA*	$848	$643	32%	$3,501	$2,934	19%
Adjusted EPS*	$3.78	$2.39	58%	$15.86	$12.11	31%
Net cash provided by operating activities	$304	$198	53%	$3,880	$3,085	26%
Free cash flow*	$119	$7	NM	$3,110	$2,329	34%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Business Outlook

Metric	Q1 2026	Full Year 2026
Gross bookings	$34.6 - $35.2B +10 - 12%	$127 - $129B +6 - 8%
Revenue	$3.32 - $3.37B +11 - 13%	$15.6 - $16.0B +6 - 9%
Adjusted EBITDA margin expansion**	+3 - 4pts	+1 - 1.25pts
** A reconciliation for the adjusted EBITDA margin expansion forecast is not provided because we cannot, without unreasonable effort, predict certain items, including but not limited to, foreign exchange rate gains or losses and minority investment gains or losses, and are unable to address the probable significance of the unavailable information.

Quarterly Dividend
The Executive Committee of Expedia Group’s Board of Directors has declared a quarterly dividend payment of $0.48 per common share, payable on March 26, 2026 to stockholders on record as of the close of business on March 5, 2026.

Conference Call
Expedia Group, Inc. will webcast a conference call to discuss fourth quarter 2025 financial results and certain forward-looking information on Thursday, February 12, 2026 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. is the global travel marketplace with one purpose: to help travelers explore the world, one journey at a time. Expedia Group™ connects travelers, partners, and advertisers through its trusted brands, leading technology, and rich first-party data, delivering predictive, personalized experiences that shape the future of travel.

Expedia Group’s ecosystem includes three flagship consumer brands – Expedia®, Hotels.com®, and Vrbo® – the largest B2B travel business, and a premier advertising network. Guided by an experienced and passionate global team, Expedia Group helps millions of travelers in more than 70 countries explore the world with confidence and ease.

© 2026 Expedia, Inc., an Expedia Group company. All rights reserved. Expedia Group and the Expedia Group logo are trademarks of Expedia, Inc. CST: 2029030-50.
Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions, except ADR booked)
The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2024				2025				Full Year		Y/Y Growth
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2024	2025	Q425	2025
Units sold
Booked room nights	101.2	98.9	97.4	86.4	107.7	105.5	108.2	94.0	383.9	415.4	9%	8%
Average Daily Rate (“ADR") Booked	$216.5	$209.8	$205.5	$198.5	$213.9	$209.3	$209.8	$207.0	$207.9	$210.1	4%	1%
Booked air tickets	14.2	14.5	13.8	12.6	14.8	15.0	14.4	12.8	55.1	57.0	2%	3%

Gross bookings by business model
Agency	$13,301	$12,578	$11,379	$10,376	$13,239	$12,376	$11,875	$10,517	$47,634	$48,007	1%	1%
Merchant	16,863	16,259	16,119	14,046	18,212	18,033	18,852	16,486	63,287	71,583	17%	13%
Total	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	$30,727	$27,003	$110,921	$119,590	11%	8%

Gross bookings by product
Lodging	$21,903	$20,749	$20,027	$17,152	$23,032	$22,073	$22,705	$19,455	$79,831	$87,265	13%	9%
Non-lodging	$8,261	$8,088	$7,471	$7,270	$8,419	$8,336	$8,022	$7,548	$31,090	$32,325	4%	4%
Total	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	$30,727	$27,003	$110,921	$119,590	11%	8%

Revenue by product
Lodging	$2,228	$2,862	$3,317	$2,543	$2,289	$3,040	$3,604	$2,819	$10,950	$11,752	11%	7%
Air	115	111	104	98	107	105	101	94	428	407	(3)%	(5)%
Advertising and media – EG(1)	145	152	167	175	174	182	194	208	639	758	19%	19%
Advertising and media – trivago(1)	70	77	102	66	85	98	137	97	315	417	47%	33%
Other(2)	331	356	370	302	333	361	376	329	1,359	1,399	9%	3%
Total	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	$4,412	$3,547	$13,691	$14,733	11%	8%

Revenue by geography
U.S. points of sale	$1,793	$2,246	$2,435	$1,898	$1,831	$2,303	$2,537	$2,039	$8,372	$8,710	7%	4%
Non-U.S. points of sale	1,096	1,312	1,625	1,286	1,157	1,483	1,875	1,508	5,319	6,023	17%	13%
Total	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	$4,412	$3,547	$13,691	$14,733	11%	8%

(1) Our advertising and media business consists of Expedia Group (“EG") Advertising, which is responsible for generating advertising revenue on our global online travel brands, and third-party revenue for trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

Expedia Group, Inc. Segment P&L
(All figures in millions)

									y/y growth
By Segment	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25	Q2-25	Q3-25	Q4-25	Q4-25

Gross bookings	$30,164	$28,837	$27,498	$24,422	$31,451	$30,409	$30,727	$27,003	11%
B2C	$22,397	$21,290	$20,026	$17,436	$22,615	$21,565	$21,343	$18,344	5%
B2B	$7,767	$7,547	$7,472	$6,986	$8,836	$8,844	$9,384	$8,659	24%

Revenue	$2,889	$3,558	$4,060	$3,184	$2,988	$3,786	$4,412	$3,547	11%
B2C	$1,986	$2,432	$2,780	$2,076	$1,956	$2,479	$2,883	$2,156	4%
B2B	$833	$1,049	$1,178	$1,042	$947	$1,209	$1,392	$1,294	24%
Other (1)	$70	$77	$102	$66	$85	$98	$137	$97	47%

Revenue margin (2)	9.6%	12.3%	14.8%	13.0%	9.5%	12.4%	14.4%	13.1%	10 bps

Adjusted cost of revenue (3)	$356	$358	$385	$332	$354	$373	$373	$342	3%
% Revenue	12.3%	10.1%	9.5%	10.4%	11.9%	9.8%	8.4%	9.6%	(77) bps
B2C	$312	$326	$359	$299	$312	$340	$347	$307	3%
% B2C revenue	15.7%	13.5%	12.9%	14.4%	16.0%	13.7%	12.0%	14.2%	(11) bps
B2B	$39	$27	$21	$30	$38	$28	$18	$27	(11)%
% B2B revenue	4.7%	2.6%	1.8%	2.9%	4.0%	2.3%	1.3%	2.0%	(81) bps
Other (1)	$5	$5	$5	$3	$4	$5	$8	$8	127%

Selling and marketing – direct	$1,650	$1,793	$1,855	$1,548	$1,757	$1,920	$1,976	$1,696	10%
% Gross bookings	5.5%	6.2%	6.7%	6.3%	5.6%	6.3%	6.4%	6.3%	(5) bps
B2C	$1,096	$1,101	$1,072	$888	$1,115	$1,092	$1,032	$847	(5)%
% B2C gross bookings	4.9%	5.2%	5.4%	5.1%	4.9%	5.1%	4.8%	4.6%	(48) bps
B2B	$501	$637	$721	$630	$577	$752	$855	$798	27%
Other (1)	$53	$55	$62	$30	$65	$76	$89	$51	68%

Other segment items (4)	$628	$621	$570	$661	$581	$585	$614	$661	—%
% Revenue	21.7%	17.5%	14.1%	20.8%	19.4%	15.5%	13.9%	18.6%	(212) bps
B2C	$363	$351	$321	$352	$312	$319	$330	$323	(8)%
% B2C revenue	18.2%	14.4%	11.5%	17.0%	16.0%	12.8%	11.4%	15.0%	(199) bps
B2B	$121	$122	$98	$127	$116	$98	$117	$161	25%
% B2B revenue	14.4%	11.6%	8.3%	12.3%	12.3%	8.2%	8.4%	12.4%	9 bps
Other (1)	$144	$148	$151	$182	$153	$168	$167	$177	(1)%

Adjusted EBITDA (3)	$255	$786	$1,250	$643	$296	$908	$1,449	$848	32%
% Margin	8.8%	22.1%	30.8%	20.2%	9.9%	24.0%	32.9%	23.9%	368 bps
B2C	$215	$654	$1,028	$537	$217	$728	$1,174	$679	26%
% Margin	10.9%	26.8%	37.0%	25.9%	11.1%	29.4%	40.7%	31.5%	561 bps
B2B	$172	$263	$338	$255	$216	$331	$402	$308	21%
% Margin	20.6%	25.1%	28.7%	24.5%	22.8%	27.3%	28.9%	23.9%	(59) bps
Other (1)	$(132)	$(131)	$(116)	$(149)	$(137)	$(151)	$(127)	$(139)	(6)%
(1) Other is comprised of trivago, corporate and intercompany eliminations.
(2) Revenue margin is defined as revenue as a percentage of gross bookings.
(3) See the sections below titled “Non-GAAP Measures” and “Tabular Reconciliations for Non-GAAP Measures” for additional information, including reconciliations to the most directly comparable GAAP measures.
(4) Other segment items include total adjusted overhead expenses (see section below titled “Tabular Reconciliations for Non-GAAP Measures – Adjusted Expenses”), as well as the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue for our B2C and B2B segments.
Notes: Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Revenue	$3,547	$3,184	$14,733	$13,691
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	346	335	1,456	1,443
Selling and marketing – direct	1,696	1,548	7,349	6,846
Selling and marketing – indirect (1)	213	201	836	781
Technology and content (1)	322	322	1,277	1,314
General and administrative (1)	202	210	765	805
Depreciation and amortization	220	212	887	838
Impairment of intangible assets	—	114	—	147
Legal reserves, occupancy tax and other	97	18	185	118
Restructuring and related reorganization charges (1)	31	8	107	80
Operating income	420	216	1,871	1,319
Other income (expense):
Interest income	58	50	255	235
Interest expense	(121)	(62)	(299)	(246)
Other, net	(103)	131	(236)	234
Total other income (expense), net	(166)	119	(280)	223
Income before income taxes	254	335	1,591	1,542
Provision for income taxes	(42)	(34)	(290)	(318)
Net income	212	301	1,301	1,224
Net (income) loss attributable to non-controlling interests	(7)	(2)	(7)	10
Net income attributable to Expedia Group, Inc.	$205	$299	$1,294	$1,234

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$1.67	$2.32	$10.32	$9.39
Diluted	1.60	2.20	9.81	8.95
Shares used in computing earnings per share (000’s):
Basic	122,743	128,569	125,363	131,432
Diluted	128,239	135,732	131,943	137,919

(1) Includes stock-based compensation as follows:
Cost of revenue	$4	$3	$14	$12
Selling and marketing	20	20	83	81
Technology and content	36	34	147	154
General and administrative	41	36	147	203
Restructuring and related reorganization charges	4	—	7	8

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	December 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,413	$4,183
Restricted cash and cash equivalents	1,563	1,391
Short-term investments	320	300
Accounts receivable, net of allowance of $74 and $55	4,166	3,213
Income taxes receivable	38	39
Prepaid expenses and other current assets	699	689
Total current assets	12,199	9,815
Property and equipment, net	2,447	2,413
Operating lease right-of-use assets	296	305
Long-term investments and other assets	1,387	1,698
Deferred income taxes	432	496
Intangible assets, net	819	817
Goodwill	6,872	6,844
TOTAL ASSETS	$24,452	$22,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$2,188	$2,031
Accounts payable, other	1,103	1,039
Deferred merchant bookings	10,428	8,517
Deferred revenue	163	164
Income taxes payable	56	51
Accrued expenses and other current liabilities	1,027	766
Current maturities of long-term debt	1,692	1,043
Total current liabilities	16,657	13,611
Long-term debt	4,469	5,223
Deferred income taxes	20	19
Operating lease liabilities	254	265
Other long-term liabilities	505	471
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—
Shares issued: 291,448 and 287,509; Shares outstanding: 116,975 and 123,271
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—
Shares issued: 12,800 and 12,800; Shares outstanding: 5,523 and 5,523
Additional paid-in capital	16,565	16,043
Treasury stock - Common stock and Class B, at cost; Shares 181,749 and 171,515	(16,786)	(14,856)
Retained earnings (deficit)	1,696	602
Accumulated other comprehensive income (loss)	(191)	(232)
Total Expedia Group, Inc. stockholders’ equity	1,284	1,557
Non-redeemable non-controlling interest	1,263	1,242
Total stockholders’ equity	2,547	2,799
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,452	$22,388

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year ended December 31,
	2025	2024
Operating activities:
Net income	$1,301	$1,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	847	781
Amortization of stock-based compensation	398	458
Amortization of intangible assets	40	57
Impairment of intangible assets	—	147
Deferred income taxes	78	74
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	(120)	95
Realized (gain) loss on foreign currency forwards, net	(128)	40
(Gain) loss on minority equity investments, net	167	(289)
Other	124	79
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(983)	(467)
Prepaid expenses and other assets	(3)	67
Accounts payable, merchant	155	(10)
Accounts payable, other, accrued expenses and other liabilities	163	(11)
Tax payable/receivable, net	(17)	46
Deferred merchant bookings	1,858	794
Net cash provided by operating activities	3,880	3,085
Investing activities:
Capital expenditures, including internal-use software and website development	(770)	(756)
Purchases of investments	(628)	(549)
Sales and maturities of investments	747	78
Other, net	120	(35)
Net cash used in investing activities	(531)	(1,262)
Financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	985	—
Payment of long-term debt	(1,044)	—
Purchases of treasury stock	(1,930)	(1,839)
Payment of dividends to preferred stockholders	(200)	—
Proceeds from exercise of equity awards and employee stock purchase plan	50	116
Other, net	3	(22)
Net cash used in financing activities	(2,136)	(1,745)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	189	(165)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	1,402	(87)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	5,574	5,661
Cash, cash equivalents and restricted cash and cash equivalents at end of year	$6,976	$5,574

Notes & Definitions:
Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

NON-GAAP MEASURES

Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) related transaction fees;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and

(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
During the fourth quarter of 2025, an adjustment for the loss related to the conversion option on our Convertible Notes, including amortization of the debt discount and change in fair value of the embedded derivative, was excluded from net income to calculate Adjusted Net Income.
We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a) We use a long-term projected tax rate in the calculation of adjusted net income as we believe this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This projected effective tax rate is a total tax rate, and eliminates the effects of non-recurring and period-specific income tax items which can vary in size and frequency. We apply this tax rate to pretax income, as adjusted commensurate with our Adjusted Net Income definition. In 2024 and through the second quarter of 2025, we applied a 21.5% long-term projected tax rate to compute Adjusted Net Income. We adjusted our long-term projected tax rate to 20.0% to consider the net effect of U.S. tax law enacted in the third quarter of 2025.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to our outlook, expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future gross bookings; revenues; expenses; margins and margin expansion, including adjusted EBITDA margin expansion; profitability; net income (loss); earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others:
•intense competition from online travel agencies, suppliers, search engines, B2B businesses offering competing travel technology solutions and services, and emerging AI-powered platforms;
•declines or disruptions in the travel industry due to economic conditions, geopolitical events, or public health issues;
•dependence on relationships with travel suppliers and other B2B partners;
•dependence on search engines and changes to search algorithms or traffic acquisition costs;
•costs of maintaining brand awareness and marketing effectiveness;
•payment processing risks, fraud, and third-party payment provider dependencies;
•reliance on third-party business partners and service providers;
•challenges in international operations and regulatory compliance;
•risks from acquisitions, investments, divestitures, and commercial arrangements;
•ability to retain and attract qualified personnel and key executives;
•execution risks from strategic initiatives and operational transformations;
•counterparty risks and foreign exchange exposure;
•regulatory risks in alternative accommodations and evolving legal requirements;
•tax law changes and interpretation uncertainties;
•litigation and unfavorable legal outcomes;
•intellectual property protection and infringement risks;
•technology system failures, cybersecurity breaches, and data protection compliance;
•privacy regulation compliance across multiple jurisdictions;
•liquidity constraints and limited access to capital markets;
•substantial indebtedness and covenant restrictions;
•concentrated voting control and potential conflicts of interest;
•ESG-related costs, risks, and stakeholder expectations;
•climate change impacts on travel and operations; and
•stock price volatility.

For more information about risks and uncertainties associated with Expedia Group’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of February 12, 2026. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in Expedia Group’s expectations unless required by law.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) by Segment(1)

	Three months ended December 31, 2025
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$560	$267	$13	$(420)	$420
Realized gain (loss) on revenue hedges	(9)	(12)	—	—	(21)
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	27	27
Legal reserves, occupancy tax and other	—	—	—	97	97
Stock-based compensation	—	—	—	105	105
Amortization of intangible assets	—	—	—	8	8
Depreciation	128	53	1	30	212
Adjusted EBITDA(1)	$679	$308	$14	$(153)	$848

	Three months ended December 31, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$423	$215	$10	$(432)	$216
Realized gain (loss) on revenue hedges	(17)	(1)	—	—	(18)
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	8	8
Legal reserves, occupancy tax and other	—	—	—	18	18
Stock-based compensation	—	—	—	93	93
Impairment of intangible assets	—	—	—	114	114
Amortization of intangible assets	—	—	—	13	13
Depreciation	131	41	1	26	199
Adjusted EBITDA(1)	$537	$255	$11	$(160)	$643

	Year ended December 31, 2025
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$2,240	$1,028	$15	$(1,412)	$1,871
Realized gain (loss) on revenue hedges	22	38	—	—	60
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	100	100
Legal reserves, occupancy tax and other	—	—	—	185	185
Stock-based compensation	—	—	—	398	398
Amortization of intangible assets	—	—	—	40	40
Depreciation	536	191	5	115	847
Adjusted EBITDA(1)	$2,798	$1,257	$20	$(574)	$3,501

	Year ended December 31, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income (loss)	$1,930	$879	$6	$(1,496)	$1,319
Realized gain (loss) on revenue hedges	(22)	4	—	—	(18)
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	72	72
Legal reserves, occupancy tax and other	—	—	—	118	118
Stock-based compensation	—	—	—	458	458
Impairment of intangible assets	—	—	—	147	147
Amortization of intangible assets	—	—	—	57	57
Depreciation	526	145	5	105	781
Adjusted EBITDA(1)	$2,434	$1,028	$11	$(539)	$2,934
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of platform and technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(In millions)
Net income attributable to Expedia Group, Inc.	$205	$299	$1,294	$1,234
Net income (loss) attributable to non-controlling interests	7	2	7	(10)
Provision for income taxes	42	34	290	318
Total other (income) expense, net	166	(119)	280	(223)
Operating income	420	216	1,871	1,319
Gain (loss) on revenue hedges related to revenue recognized	(21)	(18)	60	(18)
Restructuring and related reorganization charges, excluding stock-based compensation	27	8	100	72
Legal reserves, occupancy tax and other	97	18	185	118
Stock-based compensation	105	93	398	458
Depreciation and amortization	220	212	887	838
Impairment of intangible assets	—	114	—	147
Adjusted EBITDA	$848	$643	$3,501	$2,934
Net income margin(1)	5.8%	9.4%	8.8%	9.0%
Adjusted EBITDA margin(1)	23.9%	20.2%	23.8%	21.4%

(1) Net income and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc. or Adjusted
EBITDA divided by revenue.

Adjusted Net Income & Adjusted EPS

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$205	$299	$1,294	$1,234
Less: Net (income) loss attributable to non-controlling interests	(7)	(2)	(7)	10
Less: Provision for income taxes	(42)	(34)	(290)	(318)
Income before income taxes	254	335	1,591	1,542
Amortization of intangible assets	8	13	40	57
Stock-based compensation	105	93	398	458
Legal reserves, occupancy tax and other	97	18	185	118
Restructuring and related reorganization charges, excluding stock-based compensation	27	8	100	72
Impairment of intangible assets	—	114	—	147
Unrealized (gain) loss on revenue hedges	5	(7)	31	(23)
(Gain) loss on minority equity investments, net	42	(168)	167	(289)
Loss related to the conversion option on convertible notes	69	—	69	—
Other adjustments	—	—	(6)	(11)
Adjusted income before income taxes	607	406	2,575	2,071

GAAP Provision for income taxes	(42)	(34)	(290)	(318)
Provision for income taxes for adjustments	(79)	(53)	(236)	(127)
Total Adjusted provision for income taxes	(121)	(87)	(526)	(445)
Total Adjusted income tax rate	20.0%	21.5%	20.4%	21.5%

Non-controlling interests	(8)	(4)	(10)	(4)
Adjusted net income attributable to Expedia Group, Inc.	$478	$315	$2,039	$1,622

GAAP diluted earnings per share	1.60	2.20	9.81	8.95
Amortization of intangible assets	0.06	0.09	0.31	0.42
Stock-based compensation	0.82	0.71	3.09	3.42
Legal reserves, occupancy tax and other	0.77	0.14	1.44	0.88
Restructuring and related reorganization charges, excluding stock-based compensation	0.21	0.06	0.78	0.54
Impairment of intangible assets	—	0.86	—	1.10
Unrealized (gain) loss on revenue hedges	0.04	(0.05)	0.24	(0.17)
(Gain) loss on minority equity investments, net	0.34	(1.27)	1.30	(2.16)
Loss related to conversion option on convertible notes	0.54	—	0.53	—
Other adjustments	—	—	(0.05)	(0.09)
Income tax effects and adjustments	(0.62)	(0.41)	(1.84)	(0.95)
Non-controlling interest	(0.01)	(0.01)	(0.02)	(0.10)
Adjustment to GAAP dilutive securities (1)	0.02	0.07	0.26	0.26
Adjusted earnings per share(2)	$3.78	$2.39	$15.86	$12.11

GAAP diluted weighted average shares outstanding (000's)	128,239	135,732	131,943	137,919
Adjustment to GAAP dilutive securities (000's)(1)	(1,844)	(3,921)	(3,410)	(3,921)
Adjusted weighted average shares outstanding (000's)(2)	126,394	131,811	128,533	133,998

(1)In periods for which we have Adjusted net income, the GAAP diluted average shares and diluted earnings (loss) per share is presented adjusted for our convertible debt instruments per the treasury stock method.
(2) Share and per share numbers may not add due to rounding

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(In millions)
Net cash provided by (used in) operating activities	$304	$198	$3,880	$3,085
Less: Total capital expenditures	(185)	(191)	(770)	(756)
Free cash flow	$119	$7	$3,110	$2,329

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(In millions)
Cost of revenue	$346	$335	$1,456	$1,443
Less: stock-based compensation	4	3	14	12
Adjusted cost of revenue	$342	$332	$1,442	$1,431

Selling and marketing - direct	$1,696	$1,548	$7,349	$6,846

Selling and marketing - indirect	$213	$201	$836	$781
Less: stock-based compensation	20	20	83	81
Adjusted selling and marketing expense - indirect	$193	$181	$753	$700

Technology and content	$322	$322	$1,277	$1,314
Less: stock-based compensation	36	34	147	154
Adjusted technology and content	$286	$288	$1,130	$1,160

General and administrative	$202	$210	$765	$805
Less: stock-based compensation	41	36	147	203
Adjusted general and administrative	$161	$174	$618	$602

Total adjusted overhead(1)	$640	$643	$2,501	$2,462
 Note: Some numbers may not add due to rounding.
(1) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.